Exhibit 99.6

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On September 1, 2022 (the “Closing Date”), Permian Resources Corporation, a Delaware corporation (formerly known as Centennial Resource Development, Inc. (“Centennial”)) (“the “Company”) consummated its previously announced merger (the “Merger”) between Centennial, Centennial Resource Production, LLC (“OpCo”) (Centennial’s wholly-owned consolidated subsidiary), and Colgate Energy Partners III, LLC (“Colgate”) and Colgate Energy Partners III MidCo, LLC ( the “Colgate Unitholders”), pursuant to the Business Combination Agreement (the “Business Combination Agreement”), dated as of May 19, 2022. Pursuant to the Business Combination Agreement, OpCo merged with and into Colgate, with OpCo continuing as the surviving entity (the “Surviving Company”) in the Merger as a subsidiary of the Company. At the effective time of the Merger, all membership interests in OpCo issued and outstanding were converted into units in the Surviving Company equal to the number of shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) that were outstanding at such time, and all of the Colgate Unitholder’s membership interest in Colgate was exchanged for 269,300,000 shares of the Company’s Class C common stock, par value $0.0001 per share (“Class C Common Stock”) with underlying Surviving Company Units and $525 million in cash. The shares of Class C Common Stock issued to the Colgate Unitholders pursuant to the Business Combination Agreement represent a noncontrolling interest in the Company.

The following unaudited pro forma combined financial statements of the Company (which we refer to as the “pro forma combined financial statements”) have been prepared from the respective historical consolidated financial statements of Centennial and Colgate and have been adjusted to reflect the Merger. The Merger will be accounted for as a business combination using the acquisition method of accounting, with Centennial as the accounting acquirer. The pro forma combined financial statements have been prepared to reflect transaction accounting adjustments to Centennial’s historical financial information that management believes are factually supportable and that are expected to have a continuing impact on results of operations, with the exception of certain nonrecurring items incurred in connection with the Merger.

The unaudited pro forma combined balance sheet is presented as of June 30, 2022, giving effect to the Merger as if it had been completed on June 30, 2022. The unaudited pro forma combined statements of operations are presented for the year ended December 31, 2021, and for the six months ended June 30, 2022, giving effect to the Merger as if it had been completed on January 1, 2021.

The pro forma purchase price allocation is preliminary and is based upon estimates of the fair market values of the assets and liabilities of Colgate as of June 30, 2022, utilizing currently available information. Assumptions and estimates underlying the pro forma adjustments and preliminary purchase price allocations are described in the accompanying notes, which should be read in conjunction with the pro forma combined financial statements.

As of the date of this filing, the Company has not completed the necessary valuations of the Merger in order to arrive at the required final estimates of the fair value and the related allocations of purchase price, nor has it identified all adjustments necessary to conform Colgate’s accounting policies to those of the Company. A final determination of the fair value of Colgate’s assets and liabilities will be based on those that exist as of the Closing Date. The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The final purchase price allocation will be performed subsequent to closing and may be materially different than that reflected herein.

The unaudited pro forma combined financial statements and related notes are presented to reflect the Merger for illustrative purposes only. If the Merger had occurred in the past, the operating results might have been materially different from those presented in the pro forma combined financial statements. The pro forma combined statements of operations should not be relied upon as an indication of operating results that would have been achieved if the Merger contemplated herein had taken place on the specified date. In addition, future results may vary significantly from the results reflected in the pro forma combined statements of operations and should not be relied on as an indication of the future results the Company will have after the completion of the Merger.

PERMIAN RESOURCES CORPORATION

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of June 30, 2022

(in thousands)

			Transaction Accounting Adjustments
	Historical					Pro forma
	Centennial	Colgate (a)				Combined
ASSETS
Current assets
Cash and cash equivalents	$201,092	$63,586	$(264,678)	(b	)	$—
Accounts receivable, net	141,598	205,425	—			347,023
Prepaid and other current assets	7,189	52,563	—			59,752

Total current assets	349,879	321,574	(264,678)			406,775
Property and Equipment
Oil and natural gas properties, successful efforts method
Unproved properties	984,264	272,208	688,522	(c	)	1,944,994
Proved properties	4,929,108	2,394,130	791,911	(c	)	8,115,149
Accumulated depreciation, depletion and amortization	(2,140,982)	(431,830)	431,830	(c	)	(2,140,982)

Total oil and natural gas properties, net	3,772,390	2,234,508	1,912,263			7,919,161
Other property and equipment, net	13,167	666	—			13,833

Total property and equipment, net	3,785,557	2,235,174	1,912,263			7,932,994
Noncurrent assets
Operating lease right-of-use assets	54,934	17,070	203	(c	)	72,207
Other noncurrent assets	33,660	14,424	—			48,084

TOTAL ASSETS	$4,224,030	$2,588,242	$1,647,788			$8,460,060

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$208,222	$412,310	$45,448	(d	)	$697,980
			32,000	(e	)
Operating lease liabilities	21,124	2,035	—			23,159
Derivative Instruments	83,541	1,567	—			85,108
Other current liabilities	3,214	—	—			3,214

Total current liabilities	316,101	415,912	77,448			809,461
Noncurrent liabilities
Long-term debt, net	801,849	1,428,598	260,322	(b	)	2,414,034
			(76,735)	(c	)
Asset retirement obligations	18,151	23,232	(6,834)	(c	)	34,549
Deferred income taxes	50,293	—	—			50,293
Operating lease liabilities	35,724	15,238	—			50,962
Other noncurrent liabilities	32,344	353	—			32,697

Total liabilities	1,254,462	1,883,333	254,201			3,391,996
Shareholders’ equity
Common stock
Class A	30	—	—			30
Class C	—	—	27	(f	)	27
Additional paid-in capital	3,024,236	—	(286,373)	(f	)	2,737,863
Capital contributions	—	812,377	(812,377)	(c	)	—
Capital distributions	—	(505,014)	505,014	(c	)	—
Retained earnings (accumulated deficit)	(54,698)	397,546	(397,546)	(c	)	(132,146)
			(45,448)	(d	)
			(32,000)	(e	)

Total shareholders’ equity	2,969,568	704,909	(1,068,703)			2,605,774
Noncontrolling interest	—	—	2,462,290	(f	)	2,462,290

Total equity	2,969,568	704,909	1,393,587			5,068,064

TOTAL LIABILITIES AND EQUITY	$4,224,030	$2,588,242	$1,647,788			$8,460,060

The accompanying notes are an integral part of the pro forma combined financial statements

PERMIAN RESOURCES CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2022

(in thousands, except per share data)

			Transaction Accounting Adjustments			Pro forma Combined
	Historical
	Centennial	Colgate
Operating revenues
Oil and gas sales	$819,931	$792,924	$—			$1,612,855
Operating expenses
Lease operating expenses	57,634	73,614	—			131,248
Severance and ad valorem taxes	59,746	44,460	—			104,206
Gathering, processing and transportation expenses	47,647	8,808	—			56,455
Depreciation, depletion and amortization	153,126	121,014	(944)	(g	)	273,196
Impairment and abandonment expense	3,133	—	—			3,133
Exploration and other expenses	4,261	491	—			4,752
General and administrative expenses	40,550	11,050	14,328	(o	)	65,928
Merger and integration expense	5,685	—	(5,685)	(d	)	—
Profit sharing by affiliates	—	22,346	(22,346)	(h	)	—

Total operating expenses	371,782	281,783	(14,647)			638,918

Net gain (loss) on sale of long-lived assets	(1,324)	53,718	(53,718)	(i	)	(1,324)

Income (loss) from operations	446,825	564,859	(39,071)			972,613
Other income (expense)
Interest expense	(27,480)	(37,992)	(12,964)	(j	)	(78,436)
Net gain (loss) on derivative instruments	(163,657)	(409,491)	—			(573,148)
Other income (expense)	203	10	—			213

Total other income (expense)	(190,934)	(447,473)	(12,964)			(651,371)

Income (loss) before income taxes	255,891	117,386	(52,035)			321,242
Income tax (expense) benefit	(48,263)	—	6,046	(k	)	(42,217)

Net income (loss)	207,628	117,386	(45,989)			279,025
Less: Net income (loss) attributable to noncontrolling interest	—	—	156,074	(l	)	156,074

Net income (loss) attributable to Class A Common Stock	$207,628	$117,386	$(202,063)			$122,951

Income (loss) per share of Class A Common Stock:
Basic	$0.73					$0.43

Diluted	$0.66					$0.39

Weighted average common shares outstanding:
Basic	284,922		1,057	(o	)	285,979
Diluted	319,893		1,667	(m	)	321,560

The accompanying notes are an integral part of the pro forma combined financial statements

PERMIAN RESOURCES CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2021

(in thousands, except per share data)

			Colgate Acquisitions Pro Forma (n)	Transaction Accounting Adjustments			Pro forma Combined
	Historical
	Centennial	Colgate
Operating revenues
Oil and gas sales	$1,029,892	$699,651	168,035	$—			$1,897,578
Operating expenses
Lease operating expenses	106,419	80,067	40,755	—			227,241
Severance and ad valorem taxes	67,140	40,271	10,306	—			117,717
Gathering, processing and transportation expenses	85,896	9,566	—	—			95,462
Depreciation, depletion and amortization	289,122	134,481	48,201	55,443	(g	)	527,247
Impairment and abandonment expense	32,511	590	—	—			33,101
Exploration and other expenses	7,883	5,124	—	—			13,007
General and administrative expenses	110,454	15,336	3,141	53,494	(e	)	211,318
				28,893	(o	)
Merger and integration expense	—	—	—	51,133	(d	)	51,133
Profit sharing by affiliates	—	3,330	—	(3,330)	(h	)	—

Total operating expenses	699,425	288,765	102,403	185,633			1,276,226

Net gain (loss) on sale of long-lived assets	34,168	4,824	—	(4,824)	(i	)	34,168
Proceeds from terminated sale of assets	5,983	—	—	—			5,983

Income (loss) from operations	370,618	415,710	65,632	(190,457)			661,503
Other income (expense)
Interest expense	(61,288)	(43,722)	(195)	(67,028)	(j	)	(172,233)
Gain (loss) on extinguishment of debt	(22,156)	—	—	—			(22,156)
Net gain (loss) on derivative instruments	(148,825)	(390,489)	(77,605)	—			(616,919)
Other income (expense)	395	191	(21)	—			565

Total other income (expense)	(231,874)	(434,020)	(77,821)	(67,028)			(810,743)

Income (loss) before income taxes	138,744	(18,310)	(12,189)	(257,485)			(149,240)
Income tax (expense) benefit	(569)	—	330	31,336	(k	)	31,097

Net income (loss)	138,175	(18,310)	(11,859)	(226,149)			(118,143)
Less: Net income (loss) attributable to noncontrolling interest	—	—	—	(72,508)	(l	)	(72,508)

Net income (loss) attributable to Class A Common Stock	$138,175	$(18,310)	$(11,859)	$(153,641)			$(45,635)

Income (loss) per share of Class A Common Stock:
Basic	$0.49						$(0.16)

Diluted	$0.46						$(0.16)

Weighted average common shares outstanding:
Basic	280,871			—			280,871
Diluted	310,170			(29,299)	(m	)	280,871

The accompanying notes are an integral part of the pro forma combined financial statements

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation

The pro forma combined financial statements were prepared utilizing the historical financial information of Centennial and Colgate in accordance with Article 11 of the Security and Exchange Commission’s (“SEC”) Regulation S-X. Certain transaction accounting adjustments have been computed in order to show the effects of the Merger on the combined historical financial information of Centennial and Colgate. These adjustments are preliminary and based upon the Merger Consideration and management’s estimates of fair value of the assets acquired and liabilities assumed. The pro forma combined balance sheet assumes the Merger occurred on June 30, 2022. The pro forma combined statements of operations assumes the Merger occurred on January 1, 2021.

The pro forma combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on currently available information. The pro forma combined financial statements do not represent what the combined business’ financial position or results of operations would have been if the Merger had actually occurred on the dates indicated, nor are they indicative of future financial position or results of operations. Actual results may differ materially from the assumptions and estimates reflected in these pro forma combined financial statements.

Note 2 - Preliminary Purchase Price Allocation

The Merger will be accounted for as a business combination using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations, with Centennial being identified as the accounting acquirer. The allocation of the preliminary estimated purchase price with respect to the Merger is based upon management’s estimates and assumptions related to the fair value of assets acquired and liabilities assumed as of June 30, 2022 using currently available information. As the pro forma combined financial statements have been prepared based on these preliminary estimates, the final purchase price allocation may be materially different from the pro forma amounts included herein.

Adjustments to the estimated amounts or recognition of additional assets acquired or liabilities assumed may occur as additional information is obtained and as more detailed analyses are completed after the Closing Date. The purchase price allocation will be finalized as soon as reasonably practicable after the Closing Date.

The preliminary purchase price allocation is subject to change due to several factors, including, but not limited to:

•

Changes in the estimated fair value of the identifiable assets acquired and liabilities assumed as of the Closing Date, which could result from changes in future oil and gas commodity prices, reserve estimates, discount rates, cost assumptions and other factors; and/or

•	Changes to the tax basis of Colgate’s assets and liabilities as of the Closing Date.

The following table presents the Merger Consideration and preliminary purchase price allocation of the assets acquired and liabilities assumed in the Merger:

(in thousands, expect per share amounts)	Merger Consideration
Cash Consideration	$525,000
Share Consideration
Shares of Class C Common Stock issued to Colgate Unitholders	269,300
Centennial Common Stock price on September 1, 2022	$8.08

Total Share Consideration	$2,175,944

Total Merger Consideration	$2,700,944

(in thousands)	Preliminary Purchase Price Allocation
Fair value of assets acquired:
Cash and cash equivalents	$63,586
Accounts receivable, net	205,425
Prepaid and other current assets	6,017
Derivative instruments	60,970
Unproved oil and natural gas properties	960,730
Proved oil and natural gas properties	3,186,041
Other property and equipment	666

Total assets acquired	$4,483,435

Fair value of liabilities assumed:
Accounts payable and accrued expenses	$412,310
Derivative Instruments	1,920
Long-term debt, net	1,351,863
Asset retirement obligations	16,398

Total liabilities assumed	$1,782,491

Net assets acquired	$2,700,944

Note 3 - Preliminary Accounting and Pro forma Adjustments

The following adjustments included in the column labeled “Transaction Accounting Adjustments” have been made to the accompanying unaudited pro forma financial statements:

(a)	Certain reclassifications have been made to adjust and conform Colgate’s historical financial information to Centennial’s financial statement classification as follows:

•	reclassification of $46.6 million from derivative instruments to prepaid and other current assets;

•	reclassification of $17.1 million from other property and equipment, net to operating lease right-of-use assets;

•	reclassification of $2.0 million from accounts payable and accrued expenses to operating lease liabilities; and

•	reclassification of $15.2 million from asset retirement obligations to operating lease liabilities.

(b)	Reflects the Cash Consideration of $525 million paid to Colgate Unitholders consisting of:

•	cash and cash equivalents of $264.7 million; and

•	borrowings of $260.3 million under the Company’s credit facility.

(c)	Reflects the preliminary purchase price allocation to adjust Colgate’s assets acquired and liabilities assumed to their estimated fair values as follows:

•	an increase in unproved and proved oil and natural gas properties of $688.5 million and $791.9 million, respectively, to reflect their estimated fair values;

•	the elimination of Colgate’s historical accumulated depreciation, depletion, and amortization (“DD&A”) balances of $431.8 million;

•	an increase to operating lease right-of-use assets to reflect the value of the underlying leases as if they were executed as of the balance sheet date;

•	a decrease of $76.7 million to long-term debt to reflect Colgate’s outstanding Senior Notes at their estimated fair value;

•	a decrease of $6.8 million to reflect Colgate’s asset retirement obligations at their estimated fair value; and

•	the elimination of Colgate’s historical equity balances in accordance with the acquisition method of accounting.

(d)

Represents total estimated nonrecurring transaction costs of $51.1 million that are expected to be incurred related to the Merger including, among others, advisory, legal, accounting and other professional fees. As of June 30, 2022, actual transaction costs of $5.7 million had been incurred and were thereby included in the historical financial statements of Centennial. Therefore, $45.4 million of estimated transaction costs were incrementally reflected in the pro forma balance sheet as of June 30, 2022, as an increase to Accounts payable and accrued expenses. However, the $5.7 million of actual transaction costs incurred were eliminated from the combined statement of operations for the six months ended June 30, 2022, to give effect to the Merger as if it had been completed on January 1, 2021.

(e)

Reflects i) the estimated nonrecurring expense of $32.0 million associated with expected cash payments for severance and associated benefits to all employees who are not continuing employment with the Company and ii) $21.5 million for the estimated stock compensation expense associated with the accelerated vesting of equity awards for Centennial’s Chief Executive Officer and General Counsel, which is expected to be incurred when those executives cease to serve in those roles with the Surviving Company.

All other employees of both Centennial and Colgate are parties to certain employment agreements that would entitle each employee to certain benefits in the event of a change in control and subsequent termination due to the Merger. This could result in additional material expenses, primarily related to acceleration of equity awards; however, at this time, employment decisions around the organization of the Surviving Company have not yet been finalized. Due to this uncertainty, an estimate of additional termination costs cannot be made nor has it been included in these pro forma combined financial statements.

(f)

Reflects the issuance of 269.3 million shares of Class C Common Stock for the Share Consideration to Colgate Unitholders including underlying OpCo Units. The issuance of these units creates a noncontrolling interest in the Company, which is equal to 48.6% of the Company’s Common Stock issued and outstanding as of June 30, 2022.

(g)

Reflects pro forma DD&A expense calculated in accordance with the successful efforts method of accounting for oil and gas properties utilizing the combined companies’ production, estimated proved reserves and the preliminary estimated fair value of oil and natural gas properties as follows:

•

an increase in DD&A expense of $0.9 million in the pro forma combined statement of operations for the six months ended June 30, 2022 consisting of (i) the elimination of $121.0 million of Colgate’s historical DD&A expense, and (ii) pro forma DD&A expense for the combined companies, of $120.1 million for the first half of 2022; and

•

an increase in DD&A expense of $55.4 million in the pro forma combined statement of operations for the year ended December 31, 2021 consisting of (i) the elimination of $134.5 million of Colgate’s historical DD&A expense, (ii) the elimination of $48.2 million of the Colgate Acquisitions’ historical DD&A expense, and (iii) pro forma DD&A expense for the combined companies of $238.1 million for the year ended December 31, 2021.

(h)

Colgate’s historical profit sharing by affiliates expense represents cash payments made directly by affiliates of Colgate to members of its management team for profit interests that they were granted and now own at the CEP III Holdings, LLC and affiliated entities. These payments are not made directly by Colgate and in the future will not be made by the Surviving Company. The final payment related to the profit sharing by affiliates was triggered by the shareholder approval of the Merger that occurred on August 29, 2022. The associated expense was incurred and recorded by Colgate prior to the closing of the Merger. Therefore, $3.3 million and $22.3 million for the year end December 31, 2021 and six months ended June 30, 2022, respectively, were eliminated from the statements of operations as these payments would not have been incurred giving effect to the Merger as if it had been completed on January 1, 2021.

(i)	Reflects the elimination of Colgate’s historical gain on sale of long-lived assets that would not have been incurred giving effect to the Merger as if it had been completed on January 1, 2021.

(j)

Reflects pro forma interest expense resulting from i) additional borrowings under the Company’s credit facility for the Cash Consideration paid to Colgate Unitholders, ii) the assumption of Colgate’s borrowing outstanding under their existing facility as of the Closing Date, and iii) the adjustment to Colgate’s Senior Notes to reflect their estimated fair value, which in aggregate resulted in the following adjustments:

•

an increase in interest expense of $13.0 million in the pro forma combined statement of operations for the six months ended June 30, 2022 consisting of (i) the elimination of $38.0 million of Colgate’s historical interest expense, (ii) pro forma interest expense of $38.1 million for the Senior Notes reflected at their fair value, (iii) pro forma interest expense of $14.5 million for additional borrowings under the credit facility, and (iv) the elimination of $1.6 million of Centennial’s interest expense related to a commitment fee that would have been expensed on January 1, 2021 given the assumed date of the Merger; and

•

an increase in interest expense of $67.0 million in the pro forma combined statement of operations for the year ended December 31, 2021 consisting of (i) the elimination of $43.9 million of Colgate’s and Luxe’s historical interest expense, (ii) pro forma interest expense of $76.8 million for the Senior Notes reflected at their fair value, (iii) pro forma interest expense of $29.1 million for additional borrowings under the credit facility, and (iv) pro forma interest expense of $5.0 million related to a commitment fee paid by Centennial in conjunction with the Merger.

Pro forma interest expense for the additional borrowings under the Company’s credit facility was calculated using the effective interest rate under the Company’s credit facility of 3.7%. The Company’s credit facility interest rate is based on a market-based benchmark interest rate plus an applicable margin that is dependent on the percentage of the borrowing base utilized. As a result, the Company’s credit facility interest rate is subject to market fluctuations.

The impact on net income (loss) attributable to Class A Common Stock of a 0.125% increase or decrease in the interest rate would be approximately $0.4 million for the year ended December 31, 2021 and approximately $0.2 million for the six months ended June 30, 2022.

(k)

Reflects the income tax effects of the transaction accounting adjustments and the Colgate Acquisitions pro forma adjustments, where presented (which have been reduced by the corresponding net loss attributable to noncontrolling interest that is not taxable to the c-corporation) at the blended federal and state statutory tax rate of 22.6%, for the year ended December 31, 2021 and six months ended June 30, 2022. The blended tax rate of 22.6% is calculated at the federal statutory rate of 21% plus the Company’s state-apportioned statutory rate of 1.6%.

(l)	Reflects net income (loss) attributable to noncontrolling interest owners discussed in item (f) above, which is not subject to U.S. federal or state income tax within the c-corporation.

(m)

Considers the effect of potentially dilutive securities from (i) the Class C Common Stock issued for Merger Consideration using the “if-converted” method; and (ii) unvested equity-based restricted stock and performance stock units granted in connection with the Merger (see item (o) below for more details on these grants) using the treasury stock method. For the year ended December 31, 2021, the pro forma combined statement of operations reflects an estimated pro forma net loss, and therefore all potentially dilutive securities are anti-dilutive and excluded from the calculation of diluted earnings per share.

(n)

Represents pro forma adjustments related to certain historical acquisitions by Colgate that were determined to be material to the pro forma combined financial statements. Refer to the Note 4 for further information.

(o)

Reflects the expected incremental stock compensation expense related to equity-based restricted stock and performance stock units granted to employees in connection with and on the Closing Date. As a portion of these awards vest one year after issuance, 1,057,000 shares were added to the weighted average shares outstanding for the six months ended June 30, 2022.

Note 4 - Colgate Historical Acquisitions

On June 1, 2021, Colgate acquired the assets owned by Luxe Energy, LLC (“Luxe”) through an all stock transaction (the “Luxe Acquisition”). This acquisition was accounted for as a business combination using the acquisition method and Colgate recognized the acquired assets and liabilities at their estimated fair value at the closing date. On July 29, 2021, Colgate additionally acquired certain proved and unproved oil and gas properties owned by Occidental Petroleum (the “Oxy Acquisition” and together with the Luxe Acquisition, the “Colgate Acquisitions”). The Oxy Acquisition was accounted for as an asset acquisition, and Colgate therefore recognized the acquired assets and liabilities based on the purchase price of the oil and gas properties. The Colgate Acquisitions were deemed to be material to an investor’s understanding of Colgate’s business that is being acquired in the Merger, and they have therefore been included in the pro forma combined financial statements.

The financial impact of the net assets acquired in the Colgate Acquisitions is included in Colgate’s statements of operations following the Luxe Acquisition closing date of June 1, 2021 and the Oxy Acquisition closing date of July 29, 2021, and both acquisitions were included in the fair value of assets acquired in the Merger. The following pro forma financial information represents the results of (i) the Luxe Acquisition from January 1, 2021 through the June 1, 2021 Luxe Acquisition closing date and (ii) the results of the Oxy Acquisition from January 1, 2021 through the July 29, 2021 Oxy Acquisition closing date. The financial information for the Luxe Acquisition below is derived from Luxe’s unaudited interim financial information for the three months ended March 31, 2021 and estimates of the revenues and expenses attributable to the assets acquired in the Luxe Acquisition for the period from April 1, 2021 to May 31, 2021. The financial information for the Oxy Acquisition below is derived from unaudited interim financial information for the six months ended June 30, 2021 and estimates of the revenues and expenses attributable to the assets acquired in the Oxy Acquisition for the period from July 1, 2021 to July 29, 2021. This information is based on historical results of operations, adjusted for certain estimated accounting adjustments, and certain assumptions that management believes are reasonable, and does not represent the actual results of operations if the transactions would have occurred on January 1, 2021, nor is it necessarily indicative of future results.

	Luxe Acquisition (January 1, 2021 to June 1, 2021)	Oxy Acquisition (January 1, 2021 to July 29, 2021)	Pro Forma Adjustments			Colgate Acquisitions Pro Forma
Crude oil sales	$51,154	$74,026	$—			$125,180
Natural gas sales	13,273	6,864	—			20,137
Natural gas liquid sales	13,855	8,876	—			22,731
Income (loss) from midstream operations	(13)	—	—			(13)

Total Revenue	78,269	89,766	—			168,035
Lease operating expenses	13,372	27,383	—			40,755
Production and ad valorem taxes	3,513	6,793	—			10,306
Depreciation, depletion, amortization and accretion	33,293	—	14,908	(a	)	48,201
General and administrative expenses	3,141	—	—			3,141
Other	1,107	—	(1,107)	(b	)	—

Total operating expense	54,426	34,176	13,801			102,403

Operating Income	23,843	55,590	(13,801)			65,632
Interest expense and other	(2,460)	—	2,265	(c	)	(195)
Loss on commodity derivatives	(77,605)	—	—			(77,605)
Other income (expense)	(21)	—				(21)

Total other loss	(80,086)	—	2,265			(77,821)

Income tax benefit (expense)	330	—	—			330

Net Income (loss)	$(55,913)	$55,590	$(11,536)			$(11,859)

The following adjustments included in the column labeled “Pro Forma Adjustments” have been made to the unaudited pro forma financial statements immediately above:

(a)

Reflects pro forma DD&A expense calculated in accordance with the successful efforts method of accounting for oil and gas properties utilizing estimated proved reserves and management’s estimated fair value of oil and natural gas properties acquired resulting in an increase in DD&A expense of $14.9 million consisting of: (i) the elimination of $33.3 million of Luxe’s historical DD&A expense and (ii) pro forma DD&A expense of $48.2 million.

(b)	Reflects the elimination of Luxe’s historical bad debt expense that would not have been incurred giving effect to the Luxe Acquisition as if it had been completed on January 1, 2021.

(c)

Reflects the elimination of $2.3 million in interest expense recorded during the three months ended March 31, 2021 by Luxe related to a note purchase agreement which was paid off by Luxe in connection with the closing of the Luxe Acquisition.

Note 5 - Supplemental Pro Forma Information About Oil and Natural Gas Producing Activities

The following tables present estimated pro forma combined proved oil and gas reserve information as of and for the year ended December 31, 2021. The amounts included below represent the respective estimates made as of December 31, 2021 by Centennial and Colgate while they were separate companies. These estimates have not been updated for changes in development plans or other factors, which may have occurred subsequent to December 31, 2021, or the Merger. This pro forma information has been prepared for illustrative purposes and is not intended to be a projection of future results. Future results may vary significantly from the results presented.

Estimated Quantities of Proved Oil and Gas Reserves

The following tables present the estimated pro forma combined net estimated proved developed and undeveloped oil and gas reserves information as of December 31, 2021, along with a summary of changes in quantities of proved oil and gas reserves:

	Crude Oil (MBbls)
	Centennial Historical	Colgate Historical (1)	Pro Forma Combined
Total proved reserves:
Balance - December 31, 2020	150,492	82,828	233,320
Extensions and discoveries	19,405	7,836	27,241
Revisions to previous estimates	(1,948)	(19,816)	(21,764)
Purchases of reserves in place	—	62,320	62,320
Divestitures of reserves in place	(2,795)	(1,563)	(4,358)
Production	(11,701)	(7,403)	(19,104)

Balance - December 31, 2021	153,453	124,202	277,655

Proved developed reserves:
December 31, 2020	70,716	22,909	93,625
December 31, 2021	77,973	62,906	140,879
Proved undeveloped reserves:
December 31, 2020	79,776	59,919	139,695
December 31, 2021	75,480	61,296	136,776

	Natural Gas (MMcf)
	Centennial Historical	Colgate Historical (1)	Pro Forma Combined
Total proved reserves:
Balance - December 31, 2020	527,787	206,757	734,544
Extensions and discoveries	55,820	19,063	74,883
Revisions to previous estimates	40,697	(30,611)	10,086
Purchases of reserves in place	—	263,515	263,515
Divestitures of reserves in place	(6,558)	(3,311)	(9,869)
Production	(40,741)	(26,011)	(66,752)

Balance - December 31, 2021	577,005	429,402	1,006,407

Proved developed reserves:
December 31, 2020	279,556	73,193	352,749
December 31, 2021	326,223	262,080	588,303
Proved undeveloped reserves:
December 31, 2020	248,231	133,564	381,795
December 31, 2021	250,782	167,322	418,104

	Natural Gas Liquids (MBbls)
	Centennial Historical	Colgate Historical (1)	Pro Forma Combined
Total proved reserves:
Balance - December 31, 2020	60,445	26,554	86,999
Extensions and discoveries	6,242	3,131	9,373
Revisions to previous estimates	(6,703)	(4,082)	(10,785)
Purchases of reserves in place	—	31,498	31,498
Divestitures of reserves in place	(649)	(505)	(1,154)
Production	(3,752)	(3,181)	(6,933)

Balance - December 31, 2021	55,583	53,415	108,998

Proved developed reserves:
December 31, 2020	31,672	9,373	41,045
December 31, 2021	30,318	31,836	62,154
Proved undeveloped reserves:
December 31, 2020	28,773	17,181	45,954
December 31, 2021	25,265	21,579	46,844

(1)

Reserves acquired as part of the Colgate Acquisitions discussed in Note 4 are included within Colgate’s purchases of reserves in place. If the Colgate Acquisitions had been completed on January 1, 2021, a portion of these reserves would have been included in the December 31, 2020 reserve balance. No adjustments have been made to Colgate’s reserve quantities as this has no impact on Colgate’s reserve balances as of December 31, 2021.

Standardized Measure of Discounted Future Net Cash Flows

The pro forma combined standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2021 is as follows:

	Year Ended December 31, 2021
(in thousands)	Centennial Historical	Colgate Historical	Pro Forma Combined
Future cash inflows	$13,224,260	$10,693,423	$23,917,683
Future development costs	(984,827)	(1,167,130)	$(2,151,957)
Future production costs	(4,404,841)	(3,448,976)	$(7,853,817)
Future income tax expenses	(1,162,657)	(49,967)	$(1,212,624)

Future net cash flows	6,671,935	6,027,350	$12,699,285
10% discount to reflect timing of cash flows	(3,275,615)	(2,996,753)	$(6,272,368)

Standardized measure of discounted future net cash flows	$3,396,320	$3,030,597	$6,426,917

The changes in the pro forma combined standardized measure of discounted future net cash flows relating to proved reserves for the year ended December 31, 2021 are as follows:

	Year Ended December 31, 2021
(in thousands)	Centennial Historical	Colgate Historical (1)	Pro Forma Combined
Standardized measure of discounted future net cash flows, beginning of period	$1,184,675	$671,366	$1,856,041
Sales of oil, natural gas and NGLs, net of production costs	(770,437)	(567,785)	(1,338,222)
Purchase of minerals in place	—	1,499,825	1,499,825
Divestiture of minerals in place	(34,334)	(33,406)	(67,740)
Extensions and discoveries, net of future development costs	445,256	247,599	692,855
Previously estimated development costs incurred during the period	216,526	137,161	353,687
Net change in prices and production costs	2,859,463	1,063,818	3,923,281
Change in estimated future development costs	(3,747)	(17,604)	(21,351)
Revisions of previous quantity estimates	(29,946)	(32,120)	(62,066)
Accretion of discount	118,914	67,914	186,828
Net change in income taxes	(476,681)	(16,769)	(493,450)
Net change in timing of production and other	(113,369)	10,598	(102,771)

Standardized measure of discounted future net cash flows, end of period	$3,396,320	$3,030,597	$6,426,917

(1)

Cash flows attributable to the Colgate Acquisitions discussed in Note 4 are included within Colgate’s purchases of minerals in place. If the Colgate Acquisitions had been completed on January 1, 2021, a portion of these cash flows would have been included in the standardized measure of discounted future net cash flows as of December 31, 2020. No adjustments have been made to Colgate’s standardized measure of discounted future net cash flows as this has no impact on Colgate’s balance as of December 31, 2021.